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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) JANUARY 7, 1998

                           KILROY REALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            COMMISSION FILE: 1-12675

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
                  MARYLAND                                       95-4598246
        (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
      OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)
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     2250 EAST IMPERIAL HIGHWAY, SUITE 1200, EL SEGUNDO, CALIFORNIA, 90245
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 563-5500

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

  On January 7, 1998, Kilroy Realty L.P., a partnership in which Kilroy Realty Corporation is the sole general partner (collectively referred to herein as the "Company"), completed the acquisition of an industrial building at a purchase price of approximately $12,578,000, including estimated closing costs. The property was acquired from Viking Investors of Southern California II, a California limited partnership ("Viking Investors"), which is an unaffiliated entity. The Company had previously acquired four properties from Viking Investors in December 1997 (see Form 8-K filed on December 29, 1997). The acquisition was financed with borrowings under the Company's credit facility with a bank group led by Morgan Guaranty Trust Company of New York and the purchase price was determined based on arms-length negotiations.

  The industrial building is located in Irvine, California and contains approximately 143,000 aggregate rentable square feet. The industrial building is presently 100% occupied with an average monthly rent per square foot of $0.67. The quoted market rental rate for comparable industrial buildings in Irvine, California is $0.83 per square foot.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (a) Financial statements of properties acquired.

  The required financial statements for the acquired property will be filed within 60 days.

  (b) Pro forma financial information.

  The required financial statements for the acquired property will be filed within 60 days.

  (c) Exhibits

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
   EXHIBIT
     NO.                               DESCRIPTION
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
   *10.70  Purchase and Sale Agreement and Escrow Instructions, dated December
            11, 1997, by and between Kilroy Realty, L.P. and Swede-Cal
            Properties, Inc., Viking Investors of Southern California, L.P.
            and Viking Investors of Southern California II, L.P.
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* Previously filed.

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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          KILROY REALTY CORPORATION

                                             /s/ Ann Marie Whitney
Date: January 20, 1998                    By __________________________________
      ----------------                       Name: Ann Marie Whitney
                                             Title: Vice-President and
                                              Controller

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